Exhibit 32
CERTIFICATION OF PERIODIC REPORT
The undersigned officers of United Components, Inc. hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	the Quarterly Report on Form 10-Q of United Components, Inc. for the quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Components, Inc.

Date: August 14, 2007
	By:	/s/ BRUCE M. ZORICH
	Name:	Bruce M. Zorich
	Title:	Chief Executive Officer

Date: August 14, 2007
	By:	/s/ DANIEL J. JOHNSTON
	Name:	Daniel J. Johnston
	Title:	Chief Financial Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of UCI, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to UCI and will be retained by UCI and furnished to the Securities and Exchange Commission or its staff upon request.